Exhibit 32.2

Certification of the Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended July 31, 2026 (the “Report”) of Limoneira Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Gregory C. Hamm, Vice President, Chief Financial Officer and Treasurer of the Registrant, hereby certify that:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 9, 2026	/s/ Gregory C. Hamm
Gregory C. Hamm,
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)